SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2006 (January 23, 2006)
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 23, 2006, Brocade Communications Systems, Inc. (“Brocade”) and the following members of Brocade’s Board of Directors: David House, William Krause, Christopher Paisley, Seth Neiman, Neal Dempsey, Sanjay Vaswani, and certain other parties (collectively, the “Directors”) entered into a tolling agreement with Gregory L. Reyes. Pursuant to the terms of the tolling agreement, all periods of limitation (statutory or otherwise) affecting any claims or causes of action which Mr. Reyes may have against Brocade and its Directors or any of them, or which Brocade and its Directors or any of them may have against Mr. Reyes, shall be tolled from January 1, 2006 until the earlier of (1) January 1, 2008, or (2) forty-five (45) days from the date of service upon the attorneys for the parties hereto of a written notice terminating this agreement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: January 26, 2006	By:	/s/ Richard Deranleau
Richard Deranleau
Vice President, Interim Chief Financial Officer and Treasurer